Exhibit 10.1

Execution Version

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is entered into as of May 28, 2025, by and among Zeo Energy Corp., a Delaware corporation (“Parent”), Hyperion Merger Corp., a Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Sub I”), Hyperion Acquisition LLC, a Delaware limited liability company (“Merger Sub II” and, together with Merger Sub I, the “Merger Subs”) and the person listed as a stockholder of Heliogen, Inc., a Delaware corporation (the “Company”), on the signature page hereto (the “Stockholder”).

RECITALS

A. Concurrently with the execution and delivery of this Agreement, the Company, the Merger Subs and Parent are entering into an Agreement and Plan of Merger and Reorganization (as the same may be amended or supplemented, the “Merger Agreement”), which provides, among other things, for the acquisition of the Company by Parent by means of a first merger of Merger Sub I with and into the Company, followed by a second merger of the Company with and into Merger Sub II (together, the “Mergers”), with Merger II continuing as the surviving company as a wholly owned Subsidiary of Parent. Capitalized terms used herein that are not defined shall have the meanings set forth in the Merger Agreement.

B. The Stockholder is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of the Company Common Stock (the “Shares”), as set forth on Exhibit A hereto and which the Stockholder may hereafter beneficially own or otherwise hold until the Expiration Time (collectively, such securities, as they may be adjusted by stock dividend, stock split, recapitalization combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by the Company are collectively referred to as, the “Securities”).

C. The Company Board of Directors has resolved that Section 203 of the DGCL shall not apply to the Merger or the Transactions contemplated thereby.

D. As an inducement and a condition to the willingness of Parent and the Merger Subs to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by them in connection therewith, the Stockholder has agreed to enter into, be legally bound by and perform this Agreement.

AGREEMENTS

In consideration of the recitals and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Covenants of the Stockholder. From the date hereof, until the termination of this Agreement pursuant to Section 7 below (the “Expiration Time”), the Stockholder hereby irrevocably and unconditionally agrees, and agrees to cause its applicable Affiliates (as defined below) to agree, as follows:

(a) The Stockholder shall not, directly or indirectly, Transfer any Securities, or cause or permit the Transfer of any Securities, or take any action that would reasonably be expected to prevent, impair or delay the Transactions, in each case, other than with the prior written consent of Parent. For purposes of this Agreement, “Transfer” shall mean, except to Parent, the Merger Subs or Parent’s designee as contemplated by the Merger Agreement, directly or indirectly to (i) offer, sell, transfer, pledge, exchange, gift, hypothecate, loan, assign or otherwise encumber or dispose of, or enter into any agreement, understanding, contract, commitment option, hedging or other arrangement (including any profit sharing arrangement) or understanding with respect to any of the Securities (or beneficial ownership, voting power or other interest thereof or therein (including by operation of law)) to any Person, (ii) deposit any Securities into a voting trust or enter into any voting arrangement or agreement, whether by proxy, voting agreement, voting trust, power-of-attorney, attorney-in-fact, agent or otherwise, with respect to the Securities, except as contemplated by this Agreement, or (iii) take any other action that would in any way make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect. Notwithstanding the foregoing, the Stockholder may (A) make Transfers or dispositions of the Securities to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder, (B) in case of an individual, make Transfers or dispositions of the Securities by will, other testamentary document or intestate succession upon death of the individual or pursuant to a qualified domestic relations order to the legal representative, heir, beneficiary or a member of the immediate family of the Stockholder, (C) make Transfers of the Securities to such Stockholder’s direct or indirect Affiliates (with the term “Affiliates” having the meaning set forth in Rule 405 under the Securities Act), current partners (general or limited), members or managers of the Stockholder, as applicable, or other business entity that controls, is controlled by or is under common control with the Stockholder, (D) in the case of an individual, make Transfers that occur by operation of law pursuant to a qualified domestic relations order or in connection with a divorce settlement, (E) if the Stockholder is a trust, make Transfers or dispositions to any beneficiary of the Stockholder or the estate of any such beneficiary pursuant to such trust, (F) Transfer Securities to the Company to cover tax withholding obligations of the Stockholder in connection with any option exercise or the vesting of any restricted stock or restricted stock unit award, provided that the underlying Securities shall continue to be subject to the restrictions on transfer set forth in this Agreement, (G) sell Securities pursuant to the Company’s 10b5-1 Plan up to that number of Securities as permitted to be sold under such 10b5-1 Plan, and (H) make Transfers that are otherwise approved by Parent in writing, in Parent’s sole discretion; provided that, in each case with respect to clauses (A) through (H) above, only if the transferee of such Securities prior to such Transfer agrees and evidences in writing reasonably satisfactory to Parent such transferee’s agreement to be bound by and subject to the terms and conditions of this Agreement to the same effect as such transferring Stockholder prior to the consummation of any such Transfer, with such writing duly signed by the transferee and transferring Stockholder and delivered to Parent prior to consummation of any such Transfer. Any Transfer or attempted Transfer of any Securities in violation of this Section 1(a) shall be null and void and of no effect whatsoever. The Stockholder agrees that it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company primarily for the purpose of opposing or competing with or taking any actions inconsistent with the Merger.

(b) At every meeting of the Company Stockholders, however called, to vote upon the Merger, the Merger Agreement and the Transactions, or at any adjournment, postponement or recess thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought with respect to the Merger, the Merger Agreement and the Transactions, the Stockholder shall vote (or cause to be voted) all of the Securities to the fullest extent that such Stockholder’s Securities are entitled to vote thereon: (i) in favor of the Merger, the adoption and execution by the Company of the Merger Agreement, as amended from time to time, and the approval of the terms thereof and the Transactions; (ii) the approval of any other proposal considered and voted upon by the Company’s Stockholders necessary or reasonably expected to facilitate the consummation of the Mergers and the Transactions, or deliver (or cause to be delivered) a written consent with respect to all of the Stockholder’s Securities in favor of the foregoing; (iii) against any inquiries, proposals or offers that constitute an Acquisition Proposal; and (iv) against any action, proposal, transaction or agreement which would reasonably be expected to impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Mergers or the Transactions. For the avoidance of doubt, the Stockholder and its Affiliates shall retain at all times the right to vote, respectively, the Securities held by it or them in its and their sole discretion and without any limitation on any matter other than those set forth in this Section 1 that is at any time or from time to time presented for consideration to the Company’s stockholders.

(c) The Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, all things reasonably necessary to fulfill the Stockholder’s obligations under this Agreement. At every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holder(s) of record on any applicable record date to be represented in person or by proxy at such meeting) in order for the Securities of such Stockholder to be counted as present for purposes of establishing a quorum.

(d) Subject to termination as provided in Section 6 hereof, the Stockholder hereby agrees not to commence or participate in any legal action against Parent, the Company or any of their respective Subsidiaries or successors challenging the validity of the Mergers or seeking to enjoin or delay the Closing.

(e) The Stockholder authorizes and hereby agrees to permit Parent, the Merger Subs and the Company to: (i) publish and disclose in any proxy statement, prospectus, current report on Form 8-K or any other document or schedule required to be filed with the SEC or any other regulatory authority in connection with the Mergers or the Transactions, and any press release or other disclosure document that Parent or the Merger Subs reasonably determines to be necessary in connection with the Mergers and any Transactions contemplated by the Merger Agreement, such Stockholder’s identity and ownership of the applicable Securities, in each case in a manner substantially consistent with the information provided in Stockholder’s Schedule 13D as filed with the SEC on February 23, 2024, and the nature of such Stockholder’s obligations under this Agreement; and (ii) file a form of this Agreement as an exhibit to any proxy statement, prospectus, current report on Form 8-K or any other document or schedule required to be filed with the SEC or any other regulatory authority in connection with the Mergers or the Transactions. In the event of any such required disclosure, Parent or Company shall use commercially reasonable efforts to provide the Stockholder advance written notice of, and an opportunity to review, any such disclosure that identifies the Stockholder.

2. Opportunity to Review. Stockholder acknowledges receipt of the Merger Agreement and represents that he, she or it has had (a) the opportunity to review, and has read, reviewed and understands, the terms and conditions of the Merger Agreement and this Agreement, and (b) the opportunity to review and discuss the Merger, Merger Agreement, Transactions and this Agreement with his, her or its own advisors and legal counsel.

3. Confidentiality and Public Disclosure. From the date hereof until the Closing, Stockholder shall not make any public announcements regarding this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby; provided, however, that nothing herein shall be deemed to prohibit such public announcement (i) that the Company and Parent have agreed upon previously in writing, (ii) that Stockholders deems required under applicable Law (including filing, if applicable, of a Schedule 13D with the SEC), or (iii) required by obligations pursuant to any listing agreement with, or the requirements applicable to companies or securities listed or trading on, any securities exchange or market upon which the Securities are listed or traded; provided in each of (ii) and (iii) only to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with Section 1(f). Stockholder hereby authorizes Parent and the Company to publish and disclose its identity and ownership of the Securities and the nature of its obligations under this Agreement in any announcement or disclosure required by applicable Law or the SEC and in the Proxy Statement/Prospectus.

4. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent and the Merger Subs as follows:

(a) The Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by the Stockholder and Stockholder understands that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of Parent and the Merger Subs, constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The failure of the spouse, if any, of the Stockholder to be a party or signatory to this Agreement shall not (x) prevent the Stockholder from performing the Stockholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of the Stockholder in accordance with its terms. If Stockholder is a corporation, limited partnership or limited liability company, Stockholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized, or constituted and has all requisite power and authority to conduct the business as now conducted, and to own and operate its assets as now owned and operated by it.

(b) The Securities and the certificates (or any book-entry notations used to represent any uncertificated shares of Company Common Stock) representing the Securities are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, and the Stockholder is the beneficial or record owner of the Securities and has valid title to all of the Securities, free and clear of any Lien (including voting trusts and voting commitments), except as created by this Agreement or arising under applicable securities laws. As of the date of this Agreement, the Stockholder does not own of record or beneficially any Securities or other voting securities of the Company (or any securities convertible, exercisable or exchangeable for, or rights to purchase or acquire, any Securities or other voting shares of the Company), other than the Securities set forth on Exhibit A hereto; provided, however, that the Stockholder hereby agrees to promptly inform in writing the Company of any additional Securities that Stockholder may beneficially own or hold after the date of this Agreement (which shall be included in the definition of Securities hereunder). The Stockholder has full power to vote the Securities as provided herein. Neither the Stockholder nor any of the Securities is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of the Securities, except as specified in this Agreement or the Merger Agreement. The Stockholder has not entered into any agreement to Transfer any Securities, and no Person (other than the Stockholder and any Affiliate or any Person under the control of the Stockholder (or Parent or the Merger Subs pursuant to the Merger Agreement)) has a right to acquire any of the Securities held by the Stockholder or has the right to repurchase, redeem or dispose of, or has any right of first refusal, right of first offer or similar right with respect to any of the Securities.

(c) No authorization, permit consent or approval of any Governmental Entity or any other party or Person is required on the part of the Stockholder in connection with the execution and delivery of this Agreement by the Stockholder and/or the performance by the Stockholder of the Stockholder’s obligations under this Agreement. The Stockholder is not required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance by it of this Agreement or the consummation by the Stockholder of the Transactions, or the transactions contemplated hereby or thereby. Neither the execution and delivery of this Agreement by the Stockholder nor the performance by the Stockholder of the Stockholder’s obligations under this Agreement nor compliance by the Stockholder with any of the provisions hereof shall (w) conflict with or violate its certificate of incorporation or bylaws (or similar governing documents), (x) conflict with or result in any breach of, constitute (with or without notice of or lapse of time or both) a default under, result in a violation of, give rise to a right of termination, modification, cancellation or acceleration under any Contract to which the Stockholder is a party, (y) result in the creation of any Lien on any of the Securities or (z) violate any order, writ, injunction, decree, or Law applicable to the Stockholder, its assets or properties or any of the Securities, except in the case of (x), (y) or (z) for violations, breaches or defaults that would not individually or in the aggregate impair the ability of the Stockholder to perform its obligations hereunder.

(d) As of the date hereof, there is no legal proceeding pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder’s and/or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby in a timely manner.

(e) The Stockholder understands and acknowledges that Parent and the Merger Subs are entering into the Merger Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

(f) No Person is entitled to any financial advisory fee in connection with the transactions contemplated hereby based on any arrangement or agreement made by or on behalf of the Stockholder.

5. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, benefits, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement. Any purported assignment not permitted under this Section 6 shall be null and void ab initio; provided, that the foregoing shall not prevent Stockholder from effecting a Transfer permitted under and in accordance with Section 1(a).

6. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (a) the Effective Time, except for Section 1(e) and (f), Section 5, this Section 6 and Section 9 hereof, (b) the date on which the Merger Agreement is validly terminated in accordance with its terms, (c) the entry without the prior written consent of Stockholder into any amendment or modification to the Merger Agreement or any waiver of any of Parent’s obligations under the Merger Agreement that results in (i) a decrease in the Merger Consideration or (ii) a change in the form of Merger Consideration, in each case that adversely affects such consideration payable to the Stockholder (other than as contemplated by the terms of the Merger Agreement), or (d) the mutual written agreement of the Stockholder, Parent and the Company to terminate this Agreement. In the event of termination of this Agreement pursuant to this Section 6, except as provided in this Section 7, this Agreement will become null and void and of no effect with no liability on the part of any party hereto; provided, however, this Section 6 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect and termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party for that party’s breach of any of the terms of this Agreement prior to the date of termination. For the avoidance of doubt, the representations and warranties herein shall not survive the termination of this Agreement.

7. Stockholder Capacity. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge that (a) the Stockholder is entering into this Agreement solely in the Stockholder’s capacity as a record and/or beneficial owner of the Company Common Stock and not in such Stockholder’s capacity as a director, officer or employee of the Company (as applicable) or in the Stockholder’s capacity as a trustee or fiduciary of any Company Benefit Plan and (b) nothing in this Agreement is intended to limit or restrict the Stockholder from taking any action or inaction while acting solely in his or her capacity as a director of the Company or while acting solely in the Stockholder’s capacity as a trustee or fiduciary of any Company Benefit Plan (if applicable), including, for the avoidance of doubt, taking any action permitted by Sections 5.3 or 5.4 of the Merger Agreement, and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.  Neither Parent nor the Merger Subs shall assert any claim that any action taken by Stockholder in his capacity as a director of the Company violates any provision of this Agreement.

8. No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in Parent or the Merger Subs any direct or indirect ownership or incidence of ownership of or with respect to any Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to the Stockholder, and Parent and the Merger Subs shall have no authority to direct the Stockholder in the voting or disposition of any of the Securities, except as otherwise provided herein.

9. General Provisions.

(a) Except as otherwise set forth in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the transactions contemplated hereby are consummated.

(b) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in a writing that refers to this Agreement and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

(c) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (i) one business day after being sent for next business day delivery, fees prepaid, via a reputable international overnight courier service, (ii) upon delivery in the case of delivery by hand, (iii) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission (provided that no “bounce back” or similar message of non-delivery is received with respect thereto) or (iv) if sent by email transmission after 6:00 p.m. recipient’s local time and no “bounce back” or similar message of non-delivery is received with respect thereto, the business day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other parties):

If to Parent or the Merger Subs:

Zeo Energy Corp.

232 River Bend Lane

Provo, Utah 84604

Attn: Stirling Adams
Email: [*]

With a required copy to (which shall not constitute notice):

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attn: Douglas S. Ellenoff, Esq.;

  Matthew A. Gray, Esq.

Email: [*]; [*]

If to the Stockholder:

At the address and email address set forth set forth in Exhibit A hereto;

With a required copy to (which shall not constitute notice):

Cooley LLP
355 South Grand Avenue, Suite 900

Los Angeles, California 90071-1560
Attn: John-Paul Motley; Bill Roegge
Email: [*]; [*]

(d) When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(f) This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(g) This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(h) (i) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware (it being agreed that the consents to jurisdiction and venue set forth in this Section 10(h) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto); and (ii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 10(c). Each party hereby irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in such court and hereby further irrevocably and unconditionally waives and agree not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN OR AMONG ANY OF THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(i) If any provision of this Agreement or the application thereof to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable by any rule of law or public policy, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

(j) Each of the parties acknowledges that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and agrees that the parties’ respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, each agrees that, in the event of a breach or threatened breach by any party of the provisions of this Agreement, in addition to any remedies at law or damages, each party, respectively, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available in order to enforce the terms hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Zeo Energy Corp.

By:
Name:
Title:

Hyperion Merger Corp.

By:
Name:
Title:

Hyperion Acquisition LLC

By:
Name:
Title:

[Signature Page to Voting and Support Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STOCKHOLDER

By:
Name:
Title:

Email Address:

[Signature Page to Voting and Support Agreement]

Exhibit A

Stockholder Security Ownership

Number and Class of Securities
Name and Address of Stockholder	Held by Stockholder

________________________	___________ shares of Company Common Stock

________________________
________________________
________________________